Exhibit 16.1

January 31, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Vera Bradley, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Vera Bradley, Inc. dated January 29, 2013. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 101 W. Washington Street, Suite 1300, Indianapolis, IN 46204
T: (317) 222 2202, F: (317) 940 7660, www.pwc.com/us